EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ASKMENOW SIGNS LETTER OF INTENT TO ACQUIRE EXPERT SYSTEM

IRVINE, CA—APRIL 12, 2007—AskMeNow (OTCBB:AKMN), a leader in intelligent mobile search, today announced in its quarterly investor conference call the signing of a Letter of Intent to acquire Expert System S.p.A of Modena, Italy.

As stated previously in a press release issued by AskMeNow on November 6, 2007, AskMeNow has “an exclusive partnership with Expert System to launch a next generation mobile questions and answer service with the ability to access all of the data on the Internet through simple, natural language queries.” Full text of the release is available at http://www.askmenow.com/announce.aspx.

“Developed over ten years in Italy, Expert System’s technology encompasses more than 400,000 word meanings and associations, which allows the system to interpret virtually every possible meaning for every written word,” said AskMeNow CEO Darryl Cohen earlier today. “Together, we have achieved total language disambiguation. This quantum leap in semantic search far exceeds the competition in almost every category of language interpretation.”

AskMeNow demonstrated for the first time the integration of this new technology into content such as 411, Wikipedia and sports at the recent CTIA Wireless 2007. Online demonstrations are now available in beta at www.askmenow.com.

“This potential acquisition will significantly change our capabilities in terms of distributing deep semantic technology to enterprise customers,” continued Cohen. “The development of a delivery of a customer service mechanism will allow users to access information through natural language, a decided advantage when using a mobile device.”

The acquisition is contemplated to close within the next three to four months providing the funding is in place to meet the terms of the Letter of Intent.

Additional Excerpts on Expert System from today’s conference call:

“[Expert] began over 10 years ago as a software development firm, utilizing a linguistic approach to design software enabling language disambiguation, which in layman’s terms means the ability to understand the true meaning of a word in context to the words surrounding it in a given sentence. One of their first products has been licensed by Microsoft for many years to help with “spell-check” in the Italian version of the Office Suite Products. It is currently embedded in Microsoft’s new release of Vista for the Italian language, and provides the company ongoing revenue. As they saw the need for greater language tools, they developed a complete knowledge management platform based solely around linguistic analysis of words and their meanings in relationship to other words. Recently, they were named one of the “Top 100 companies that Matter” in the world by Knowledge Management Magazine, a leading industry resource. Considering they have only distributed their product in Italy until their License to us, this is quite a remarkable accomplishment. In the past ten years they have built a successful company by providing world-class technology to some of Italy’s most prestigious corporations and Government agencies, ranging from Homeland Security and the Police to Pirelli Tires and Italian telecom. Today, Expert System is expanding it’s software platform to include many other languages, English was finished about two years ago and soon to be released will be German and Arabic, with French and Spanish to follow. This is all a result of Italian Government grants totaling over 13mm US that have been provided by different regions of Italy to help Expert System develop the world’s first and foremost deep semantic search technology in multiple languages. This is a company that has been profitable for many years and continues to show substantial growth to their revenues as well as bottom line. Their sales projections for 200 anticipate revenue of 10mm and profile of approximately 20% EBITDA. Once acquired, this will be accretive to any sales AskMeNow anticipates for 2007.”

“We found many potential partners able to use the technology, from, possible distributors in other countries to competitors delivering limited content in the US, Europe, and Asia. We not only demonstrated the ease of use to access information, but we provided everyone the ability to see the underlying Artificial Intelligence that took ten years for Expert System to build.”

Other highlights from today’s call include:

“As we indicated in our press release for this call, our major announcement concerns a Letter Of Intent that has been signed by AskMeNow and Expert System of Italy to outline the terms for the acquisition of Expert System by AskMeNow.”

“We have been heavily involved in a number of beta tests involving implementation of the Expert System Software to solve a number of critical issues facing carriers and handset manufactures in today’s market, most notably customer service.

“We have developed in-house our very first ring tone and wallpaper which we will begin selling to our end users through a variety of marketing avenues.”

“We are pleased to announce that Alltel has seen enormous success with AskMeNow in the first month and we have been informed that our product has been one of the fastest downloads of any application launch, with thousands having downloaded and begun asking questions. We are charging $3.99 per month for Alltel customers to use our service on an unlimited basis. In Canada, we have recently lowered the per question charge to 25 cents Canadian, which is having a positive impact on usage in Canada as well. As we release more applications for different handsets in Canada, we expect our usage to increase as it is in the USA. We anticipate further announcements of carrier relationships in Canada in the very near future and continue to remain very optimistic about the potential for expanding from our consumer product to our enterprise products as the carriers are anxious to move to the next level of distribution.”

“An example is our current partnership with Spalding as they promote their new synthetic basketball in sports magazines. Users are prompted to use AskMeNow to enter contents and receive information. Each of these content relationships is helping to create an ever larger customer base, one that is interested in access to unusual and topical information. Therefore, we will be launching in the very near future our own branded content, covering a variety of areas in interest, including sports, travel, and entertainment.”

“We anticipate offering a mobile social networking platform to our users in the near future.”

About Expert System

Expert System is a privately held company developing advanced unstructured information management solutions. COGITO®, Expert System's exclusive platform for the semantic comprehension of language, enables a rapid, automatic and complete management of unstructured information. It is the most innovative and effective tool for document search and classification, information mining and discovery, and natural language processing. With customers in the enterprise and government sectors such as ENI, Pirelli, Telecom Italia, and ING Direct, Expert System is headquartered in Modena, Italy, with offices in Munich, and Northern California. For more information click on www.expertsystem.net.

About AskMeNow

AskMeNow is the easiest, most convenient way to access information on the Internet or from local content from your cell phone or mobile PDA device. The first mobile lifestyle network, AskMeNow utilizes its proprietary technology to offer a natural language based interaction and dynamic content provision platform designed for simple and quick information retrieval. The Company generates revenues through per usage fees and one to one contextual mobile advertising sponsorships. AskMeNow launched officially in November 2005. The Company is based in Irvine, California. Please visit www.askmenow.com for more information.

Forward-Looking Statements

This press release contains certain statements which are not historical or current fact and constitute forward-looking statements within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the Company or AskMeNow to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and the most recent results of the Company and AskMeNow. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms may, will, potential, opportunity, belies, belier, expects, intends, estimates, anticipates or plans to be which are uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

Contact:
AskMeNow Media Relations
Michael Raisanen
Attention PR
michael@attentionpr.com
(P): 212.204.9209

AskMeNow Investor Relations
Matt Bloom
CJB Group Inc.
(P): 561.544.4950